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                    [AMERICAN VANTAGE COMPANIES LETTERHEAD]

                                                                    Exhibit 99.1

CONTACT AT THE COMPANY:
AUDREY TASSINARI, EXECUTIVE VICE PRESIDENT
702-227-9800

FOR IMMEDIATE RELEASE
THURSDAY JULY 16, 1998

AMERICAN VANTAGE COMPANIES ANNOUNCES REFUND OF G & L
CAPITAL TO INVESTORS

LAS VEGAS, NV, July 16, 1998 -- American Vantage Companies today announced that it is refunding money to the investors in its 64% owned subsidiary, G & L Acquisition Corp. The money raised by the subsidiary was intended for the purchase or establishment of a gaming or leisure business and was to be invested within an eighteen month period. The Company was not able to find, within the permitted time period, an investment which met specific investment criteria. As a result, investors will receive a refund of their original investments in full.

American Vantage Companies (NASDAQ ACES) has a gaming consulting contract with the Table Mountain Tribe for the Table Mountain Casino located near Fresno, California. The Table Mountain Tribe is one of six tribes which have signed compacts with the State of California.

This press release may contain forward-looking statements, which are subject to risks and uncertainties, such as the legal status of Indian gaming in the State of California. The Company's actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential risk factors that could affect the Company's business and financial results are included in the Company's filings with the Securities and Exchange Commission. They can also be found on the Company's website at www.aces1.com and on the Securities and Exchange Commission's website at www.sec.gov.